UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 17, 2012 (April 16, 2012)

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

On April 17, 2012, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three months ended March 31, 2012. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park’s performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share for the three month periods ended March 31, 2012 and 2011. For purposes of calculating the return on average tangible common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible common equity to tangible assets, a non-GAAP financial measure, tangible common equity is divided by tangible assets. Tangible common equity equals stockholders’ equity less preferred stock and goodwill and intangible assets. Tangible assets equals total assets less goodwill and intangible assets. For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock. In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders’ equity, average tangible assets to average assets, tangible common equity to stockholders’ equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, common equity to assets and common book value per common share, respectively, as determined by GAAP.

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Item 7.01 – Regulation FD Disclosure

The following is a discussion of the financial results for the three months ended March 31, 2012 and a comparison of these results to the guidance previously provided within the Annual Report to Shareholders for the fiscal year ended December 31, 2011 (the “2011 Annual Report”).

The table below reflects the results for Park for the first quarter of 2012, compared to the same period in 2011 and an updated projection for the next nine months of 2012.

Park (In thousands)	First Quarter 2012	First Quarter 2011	Projected Q2 - Q4 2012	2012 Projected
Net Interest Income	$61,728	$69,313	$177,000	$235,000 - $245,000
Provision for Loan Losses	9,000	14,100	18,000	23,000 – 30,000
Fee Income	17,453	15,030	48,000	62,000 – 66,000
Security Gains	-	6,635	-	-
Gain from Sale of Vision	22,167	-	-	22,167
Total Other Expense	47,808	46,346	125,000	170,000 – 175,000
Income Before Taxes	$44,540	$30,532	$82,000	$125,000 - $129,000
Federal Income Taxes	13,065	8,336	21,000	(34,000) – (35,000)
Net Income	$31,475	$22,196	$61,000	$92,000 - $96,000
Net Income Excluding Gains	$17,066	$17,883	$61,000	$78,000 - $82,000

The line item “Net Income Excluding Gains” excludes gains from the sale of securities for the quarter ended March 31, 2011 and excludes the gain from the sale of Vision for the first quarter of 2012.

Net Interest Income

Net interest income for the first quarter of 2012 was $61.7 million compared to $69.3 million for the same period in 2011. Park’s net interest margin was 3.97% for the first three months of 2012 compared to 4.21% for the same period in 2011. The reduction in net interest income was expected based on the sale of Vision Bank, which closed on February 16, 2012.

On page 38 of the 2011 Annual Report, management stated that average interest earning assets were expected to be approximately $6.2 billion for 2012, which is consistent with management’s latest projection. Also, on page 38 of the 2011 Annual Report, management stated that net interest income for 2012 was expected to be within the range of $240 million to $250 million and that the net interest margin for 2012 would be between 3.88% and 3.98%. Management’s latest projection anticipates a modest decline in the expected range of net interest income, now between $235 million and $245 million. In addition, the latest projection anticipates that the net interest margin will be within a range of 3.80% to 3.90%, again, a modest decline from the previous guidance in the 2011 Annual Report.

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Provision for Loan Losses

Provision for loan losses for the first three months of 2012 was $9 million compared to $14.1 million for the same period in 2011. The provision was split between The Park National Bank (“PNB”), Guardian Financial Services Company (“GFC”), and SE Property Holdings, LLC (“SE LLC”). During the first quarter of 2012, a significant portion of the non-performing impaired loans at SE LLC were re-appraised, resulting in some reductions in collateral value and a corresponding loan loss provision of $4.1 million recognized at SE LLC.

SE LLC, as a non-bank subsidiary, is not permitted to carry an allowance for loan loss, but instead must record loans on its balance sheet at fair value. Given this requirement, both the performing and nonperforming retained loan portfolios have been charged down to their fair value, as noted in the table below:

SE LLC - Retained Vision Bank Loan Portfolio
Charge-offs as a percentage of unpaid principal balance
March 31, 2012

(In thousands)	Unpaid Principal Balance	Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans - retained by SE LLC	$160,858	$78,532	$82,326	49%
Performing loans - retained by SE LLC	17,348	1,225	16,123	7%
Total SE LLC loan exposure	$178,206	$79,757	$98,449	45%

As part of the transaction between Vision Bank and Centennial Bank (“Centennial”) and its parent Home BancShares, Inc. (“Home”), Park agreed to allow Centennial to “put back” up to $7.5 million aggregate principal amount of loans, which were originally included within the loans sold in the transaction. The loan put option expires 180 days after the closing of the transaction, which was February 16, 2012. While it remains uncertain the total principal amount of loans which may be put back by Centennial and the potential loss exposure that may be recognized in connection with any loans repurchased, Park recorded a loan loss provision of $662,000 in respect of the Centennial put option during the first quarter of 2012.

On page 41 of the 2011 Annual Report, management stated that the loan loss provision for 2012 was expected to be within the range of $20 million to $27 million. While management expects that each of the next three quarters in 2012 will have a loan loss provision less than the first quarter, the projected range for the twelve months ended December 31, 2012 has been increased. Management now expects the loan loss provision to be within the range of $23 million to $30 million for 2012.

Fee Income

Fee income was $17.5 million for the first quarter of 2012 compared to $15.0 million for the same period in 2011. The increase from the prior year can be attributed to a decline in other real estate (“OREO”) devaluations, increases in other service income (non-yield loan fees), and increases in checkcard fee income (debit/credit card interchange income). OREO devaluations declined by $1.2 million to $1.4 million for the first quarter of 2012 compared to $2.6 million for the same period in 2011. Other service income was $0.4 million higher in the first quarter of 2012 compared to the same period in 2011. Mortgage origination volume was strong in the first quarter of 2012 and as of March 31, 2012, the mortgage loan pipeline continued to be strong.

On page 40 of the 2011 Annual Report, management stated that fee income was anticipated to be within the range of $62 million to $66 million, excluding any gains resulting from the sale of Vision Bank. Management’s latest projections of fee income for 2012 are unchanged from those in the 2011 Annual Report.

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Gain from the Sale of Vision Bank

On February 16, 2012, the purchase and assumption transaction between Park and Vision Bank and Home and Centennial was completed. Centennial purchased certain assets and assumed certain liabilities of Vision Bank for a purchase price of $27.9 million. Centennial purchased performing loans with an unpaid principal balance of approximately $354 million, assumed ownership or operation of all 17 Vision Bank office locations, and assumed deposit liabilities of approximately $520 million. Certain other miscellaneous assets and liabilities were also purchased by Centennial. The remaining assets and liabilities were retained by Vision Bank, which Park subsequently merged with and into a non-bank subsidiary of Park, SE LLC.

As a result of the transaction, Park recorded a pre-tax gain of $22.2 million, net of expenses directly related to the transaction. The transaction also resulted in a decline in total assets during the first quarter of 2012.

Other Expense

Operating expenses were $47.8 million for the three months ended March 31, 2012 compared to $46.3 million for the same period in 2011, an increase of $1.5 million. Professional fees have increased by $0.7 million and amortization of core deposit intangibles increased by $1.1 million. The professional fees increase consists of higher legal expenses, mostly at SE LLC, resulting from Park’s efforts to resolve non-performing loans and OREO. The increase in amortization expense in the first quarter was the result of the sale of Vision.

On page 40 of the 2011 Annual Report, management stated that total other expense was expected to be within the range of $170 to $175 million for 2012. Management’s most recent projection of total other expense remains unchanged from those in the 2011 Annual Report.

Income Taxes

Federal income taxes were $13.1 million for the first quarter of 2012 compared to $8.3 million for the first quarter of 2011. The effective federal income tax rate for the first quarter of 2012 was 29.3% compared to 27.3% for the same period in 2011. The difference between the statutory federal income tax rate of 35% and Park’s effective tax rate is the permanent tax differences, primarily consisting of low income housing tax credits, bank owned life insurance income, and dividends paid on shares held within Park’s salary deferral plan. Park expects permanent differences for 2012 to be approximately $10 million.

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The table below reflects the net income by segment for the first quarter of 2012 and each of the prior three fiscal years ended December 31, 2011, 2010, and 2009.

(In thousands)	First Quarter 2012	2011	2010	2009
PNB	$21,561	$106,851	$102,948	$101,458
GFC	806	2,721	2,006	1,752
Park Parent Company	49	(1,595)	(1,439)	1,092
Total of ongoing operations	$22,416	$107,977	$103,515	$104,302
Vision Bank	-	(22,526)	(45,414)	(30,110)
SE LLC	9,059	(3,311)	-	-
Total Park	$31,475	$82,140	$58,101	$74,192

The gain in the first quarter of 2012 resulting from the sale of Vision Bank, of $22.2 million ($14.4 million after-tax), is included within the results for SE LLC, which is a wholly-owned non-bank subsidiary of Park. PNB recognized pre-tax gains from the sale of investment securities in 2009, 2010 and 2011 in the amounts of $7.3 million, $11.9 million and $23.6 million, respectively. The after-tax impact in 2009, 2010 and 2011 resulted in an increase to net income of $4.8 million, $7.7 million and $15.4 million, respectively.

The “Park Parent Company” above excludes the results for SE LLC. Management considers the “Ongoing operations” sub-total to be the business on a going forward basis once the problem assets at SE LLC are resolved and wound down. The first quarter results for the total ongoing operations from the above table would equate to approximately $90 million on an annualized basis.

The table below reflects the results for PNB for the first quarter of 2012, compared to the same period in 2011 and an updated projection for the next nine months of 2012.

PNB (In thousands)	First Quarter 2012	First Quarter 2011	Projected Q2 - Q4 2012	2012 Projected
Net Interest Income	$55,846	$60,236	$169,000	$224,000 - $227,000
Provision for Loan Losses	4,672	4,975	12,000	16,000 - 20,000
Fee Income	16,661	16,262	49,000	65,000 - 68,000
Security Gains	-	6,635	-	-
Total Other Expense	38,056	36,321	112,000	148,000 - 151,000
Income Before Taxes	$29,779	$41,837	$94,000	$123,000 - $126,000
Federal Income Taxes	(8,218)	(12,808)	(26,800)	(35,000)
Net Income	$21,561	$29,029	$67,200	$88,000 - $91,000
Net Income Excluding Security Gains	$21,561	$24,717	$67,200	$88,000 - $91,000

The results for PNB continue to be excellent. Management previously projected 2012 results for PNB within a Current Report on Form 8-K dated January 23, 2012 (the “January 23, 2012 8-K”). In the January 23, 2012 8-K, management projected net interest income for PNB of approximately $231 million for 2012. Due to the continued low interest rate environment, management has lowered the expectations for PNB’s net interest income for the remainder of 2012, resulting in a new range of $224 million to $227 million. With the exception of net interest income, management’s latest projections for PNB are consistent with the projections in the January 23, 2012 8-K.

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The table below reflects the results of GFC for the first quarter of 2012, compared to the same period in 2011 and an updated projection for the next nine months of 2012.

GFC (In thousands)	First Quarter 2012	First Quarter 2011	Projected Q2 - Q4 2012	2012 Projected
Net Interest Income	$2,211	$2,025	$6,700	$8,900
Provision for Loan Losses	250	525	900	1,150
Operating Expenses	721	577	2,000	2,700
Income Before Taxes	1,240	923	3,800	5,050
Federal Income Taxes	(434)	(323)	(1,330)	(1,770)
Net Income	$806	$600	$2,470	$3,280

In the January 23, 2012 8-K, management stated that GFC was expected to make net income of $2.9 million in 2012. Management’s latest projection reflects that GFC should make approximately $3.3 million. This improvement is the result of an anticipated lower provision for loan losses based on credit analysis performed by GFC’s management.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park's ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and the credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial services organizations increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act’s provisions; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

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Item 8.01 – Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on April 16, 2012, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park’s common shares. The dividend is payable on June 8, 2012 to common shareholders of record as of the close of business on May 23, 2012. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park’s Board of Directors is incorporated by reference herein.

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Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on April 17, 2012 addressing operating results for the three months ended March 31, 2012.

[Remainder of page intentionally left blank;

signature on following page.]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 17, 2012	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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INDEX TO EXHIBITS

Current Report on Form 8-K

Dated April 17, 2012

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on April 17, 2012 addressing operating results for the three months ended March 31, 2012.

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